Exhibit 99.1

FOR IMMEDIATE RELEASE

COMPANY CONTACT:	PRESS CONTACTS:
Kristin Brown	Cheryl Sanclemente	Guy Lawrence
W. P. Carey Inc.	W. P. Carey Inc.	Ross & Lawrence
212-492-8989	212-492-8995	212-308-3333
kbrown@wpcarey.com	csanclemente@wpcarey.com	gblawrence@rosslawpr.com

W. P. Carey Inc. and CPA®:16 – Global Announce Proposed Merger

Combined Company Enterprise Value of $10.1 Billion

NEW YORK, NY – July 26, 2013 – Corporate Property Associates 16 - Global Incorporated (“CPA®:16 – Global”) announced today that it has entered into a definitive merger agreement pursuant to which W. P. Carey Inc. (NYSE: WPC), its advisor, will acquire CPA®:16 – Global in a transaction valued at approximately $4.0 billion. The transaction has been approved by CPA®:16 – Global’s Board of Directors upon the unanimous recommendation and approval of a Special Committee consisting of CPA®:16 – Global’s independent directors.  The merger is subject to approval by the stockholders of both W. P. Carey and CPA®:16 – Global.

Following the merger, W. P. Carey is expected to have an equity market capitalization of approximately $6.5 billion and a total enterprise value of approximately $10.1 billion. The combined portfolio will consist of more than 700 properties with 86 million square feet of corporate real estate leased to 231 companies around the world.  W. P. Carey will continue to manage the Corporate Property Associates (CPA®) and Carey Watermark Investors (CWI) series of publicly-held, non-traded REITs.

Subject to the terms and conditions of the merger agreement, CPA®:16 – Global stockholders will receive shares of W. P. Carey common stock for their shares of CPA®:16 – Global stock pursuant to an exchange ratio based upon a value of $11.25 per share of CPA®:16 – Global and the volume weighted average trading price (“VWAP”) of W. P. Carey common stock for the five consecutive trading days ending on the third trading day preceding the closing of the transaction.  The exchange ratio is subject to a 12% collar based on the VWAP of W. P. Carey common stock on July 22, 2013 and July 23, 2013, which results in an exchange ratio of not more than 0.1842 shares and not less than 0.1447 shares of W. P. Carey common stock for each share of CPA®:16 – Global.

Under the terms of the merger agreement, CPA®:16 – Global may solicit, receive, evaluate and enter into negotiations with respect to alternative proposals from third parties for a period of 30 days continuing through August 24, 2013.  The Special Committee, with the assistance of its independent advisors, intends to actively solicit alternative proposals during this go-shop period. CPA®:16 – Global does not intend to disclose developments during this process, and there can be no assurance that this process will result in the receipt of any proposals for a superior transaction or that any other transaction will be approved or completed.

CPA®:16 – Global believes that the benefits of the proposed merger include:

•                 Transaction provides liquidity to CPA®:16 – Global investors through the issuance of  shares in a large, publicly-traded global net-lease REIT

•                 $11.25 value reflects a 29% premium to the most recent CPA®:16 – Global estimated net asset value per share at December 31, 2012

•                 12% collar reduces the impact of potential downward changes in W. P. Carey’s stock price on the exchange ratio

•                 Go-shop period permits CPA®:16 – Global to solicit alternative transaction proposals

•                 W. P. Carey currently anticipates that the transaction will allow the combined company to increase its annualized dividend to a minimum of $3.52 per share, which will provide CPA®:16 – Global’s yield-oriented investors with continued income

Barclays is acting as financial advisor to CPA®:16 – Global.  Clifford Chance LLP is acting as legal advisor to CPA®:16 – Global and Pepper Hamilton LLP is acting as legal advisor to the Special Committee of the Board of Directors of CPA®:16 – Global.  BofA Merrill Lynch is acting as financial advisor to W. P. Carey and DLA Piper US LLP is acting as the legal advisor to W. P. Carey.

A joint proxy statement/prospectus will be filed on Form S-4 with the Securities and Exchange Commission, which will describe the proposed merger. Completion of the transaction is subject to receipt of all third-party consents as well as the approval of the stockholders of both companies and satisfaction of customary closing conditions.  The transaction is currently expected to close during the first quarter of 2014, although there can be no assurance of such timing.

CONFERENCE CALL & WEBCAST

Please call at least 10 minutes prior to call to register.

Time: Monday, August 5, 2013 at 4 pm (ET)

Call-in Number: 1-866-524-3160
(International) + 1-412-317-6760

Webcast: www.wpcarey.com/16merger/

W. P. Carey Inc.
Celebrating its 40th anniversary, W. P. Carey Inc. is a publicly traded REIT (NYSE: WPC) that provides long-term sale-leaseback and build-to-suit financing for companies worldwide and owns and manages an investment portfolio totaling approximately $15.2 billion.  The largest owner/manager of net lease assets, W. P. Carey’s corporate finance-focused credit and real estate underwriting process is a constant that has been successfully leveraged across a wide variety of industries and property types. Its portfolio of long-term leases with creditworthy tenants has an established history of generating stable cash flows that have enabled the Company to deliver consistent and rising dividend income to investors for nearly four decades. www.wpcarey.com

Individuals interested in receiving future updates on W. P. Carey via e-mail can register at www.wpcarey.com/alerts.

Cautionary Statement Concerning Forward-Looking Statement:

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995.  The forward-looking statements include, among other things, statements regarding intent, belief or expectations and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” “forecast,” and other comparable terms.  These forward-looking statements include, but are not limited to, statements regarding the benefits of the Merger, the financial position and capitalization of the combined company and the expected timing of completion of the proposed Merger.  These statements are based on current expectations and actual results could be materially different from those projected in such forward-looking statements.  There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Discussions of some of these important factors and assumptions are contained in W. P. Carey’s and CPA®:16 – Global’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including: Item 1A. Risk Factors in each company’s Annual Report on Form 10-K for the year ended December 31, 2012. These risks, as well as other risks associated with the proposed Merger, will be more fully discussed in the joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that W. P. Carey will file with the SEC in connection with the proposed Merger.  In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication.  Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey and CPA®:16 – Global do not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Additional Information and Where to find it:

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.  W. P. Carey intends to file a registration statement on Form S-4 that will include a joint proxy statement / prospectus and other relevant documents to be mailed by W. P. Carey and CPA®:16 – Global to their respective security holders in connection with the proposed Merger.  WE URGE INVESTORS TO READ THE JOINT PROXY STATEMENT/ PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED BY CPA®:16 –GLOBAL AND W. P. CAREYWHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT W. P. CAREY, CPA®:16 –GLOBAL AND THE PROPOSED MERGER.  INVESTORS ARE URGED TO READ THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY.  Investors will be able to obtain these materials (when they become available) and other documents filed with the SEC free of charge at the SEC’s website (http://www.sec.gov). In addition, these materials (when they become available) will also be available free of charge by accessing W. P. Carey’s website (http://www.wpcarey.com) or by accessing CPA®:16 – Global’s website (http:www.cpa16.com).

Investors may also read and copy any reports, statements and other information filed by W. P. Carey or CPA®:16 – Global, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Proxy Solicitation:

Information regarding W. P. Carey’s directors and executive officers is available in its proxy statement filed with the SEC by W. P. Carey on April 30, 2013 in connection with its 2013 annual meeting of stockholders, and information regarding CPA®:16 – Global’s directors and executive officers is available in its proxy statement filed with the SEC by CPA®:16 – Global on April 26, 2013 in connection with its 2013 annual meeting of shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.